EXHIBIT 12


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                                      THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
                                     COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                            (Millions of Dollars Except Ratios)


                                                                   Three Months Ended               Nine Months Ended
                                                                   September 28, 1997              September 28, 1997
                                                                   ------------------              ------------------
EARNINGS:

Earnings from continuing operations before
   income taxes                                                                $89.8                          $200.3
Interest expense                                                                33.6                            99.0
Portion of rent expense representative of an
   interest factor                                                               5.8                            17.6
                                                                              ------                          ------

Adjusted earnings from continuing operations
   before taxes and fixed charges                                             $129.2                          $316.9
                                                                              ======                          ======


FIXED CHARGES:

Interest expense                                                               $33.6                           $99.0
Portion of rent expense representative of an
   interest factor                                                               5.8                            17.6
                                                                              ------                          ------

Total fixed charges                                                            $39.4                          $116.6
                                                                              ======                          ======



RATIO OF EARNINGS TO FIXED CHARGES                                              3.28                            2.72
                                                                              ======                          ======

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